Exhibit 23.2

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated December 29, 2006, relating to the financial statements of First Responder Products Inc. for the years ended October 31, 2005 and 2006, which report appeared in the company’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on December 29, 2006.

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered

Las Vegas, Nevada

March 28, 2007